Exhibit 4.(c).5

12 February 2003

Mr D H Benson

Dear David,

Following discussions at the Nominations Committee meeting and the Board meeting in December 2002, I am writing to confirm the renewal of your appointment as a Non-Executive Director.

Your current appointment will continue until the Annual General Meeting (AGM) on 22 April 2003, at which time you will automatically retire under the provisions of the Company’s Articles of Association and offer yourself for re-election by shareholders for a period of three years. This follows your election by shareholders at the AGM in 2000. Assuming that you are re-elected at this AGM, your appointment will then run for a period of three years from that date.

As a Non-Executive Director you will be paid a fee of £35,000 per year. I would also like to confirm your continued membership of the Audit and Remuneration Committees. The Company will reimburse you for all reasonable expenses you may incur on Company business.

You may on occasion consider that you need professional advice in the furtherance of your duties as a director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisors at the Company’s expense. Should this arise, please would you contact Emma in the first instance who will be able to explain to you the procedure under which directors may obtain such independent advice.

In the event that you cease to be a director for any reason (including resignation), you would be entitled to any accrued but unpaid director’s fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable. Notwithstanding the provisions of the Articles, it is the Company’s general policy that Non-Executive Directors retire around age 70.

Please sign and return the attached copy of this letter to signify your willingness to continue to act and your acceptance of the terms set out above.

If you have any questions regarding your continued appointment or the changes to your terms that we are proposing above, please contact Emma.

I am grateful for your continued commitment to the Company.

Yours truly,

/s/ Richard Giordano

12 February 2003

Sir John Coles

Dear John,

Following discussions at the Nominations Committee meeting and the Board meeting in December 2002, I am writing to confirm the renewal of your appointment as a Non-Executive Director.

Your current appointment will continue until the Annual General Meeting (AGM) on 22 April 2003, at which time you will automatically retire under the provisions of the Company’s Articles of Association and offer yourself for re-election by shareholders for a period of three years. This follows your election by shareholders at the AGM in 2000. Assuming that you are re-elected at this AGM, your appointment will then run for a period of three years from that date.

As a Non-Executive Director you will be paid a fee of £35,000 per year. I would also like to confirm your continued membership of the Audit and Remuneration Committees. The Company will reimburse you for all reasonable expenses you may incur on Company business.

You may on occasion consider that you need professional advice in the furtherance of your duties as a director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisors at the Company’s expense. Should this arise, please would you contact Emma in the first instance who will be able to explain to you the procedure under which directors may obtain such independent advice.

In the event that you cease to be a director for any reason (including resignation), you would be entitled to any accrued but unpaid director’s fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable. Notwithstanding the provisions of the Articles, it is the Company’s general policy that Non-Executive Directors retire around age 70.

Please sign and return the attached copy of this letter to signify your willingness to continue to act and your acceptance of the terms set out above.

If you have any questions regarding your continued appointment or the changes to your terms that we are proposing above, please contact Emma.

I am grateful for your continued commitment to the Company.

Yours truly,

/s/ Richard Giordano

12 February 2003

Mr E O M Eilledge

Dear Elwyn,

Following discussions at the Nominations Committee meeting and the Board meeting in December 2002, I am writing to confirm the renewal of your appointment as a Non-Executive Director.

Your current appointment will continue until the Annual General Meeting (AGM) on 22 April 2003, at which time you will automatically retire under the provisions of the Company’s Articles of Association and offer yourself for re-election by shareholders for a period of three years. This follows your election by shareholders at the AGM in 2000. Assuming that you are re-elected at this AGM, your appointment will then run for a period of three years from that date.

As a Non-Executive Director you will be paid a fee of £35,000 per year. In addition, I am pleased to confirm that you will remain as Chairman of the Remuneration Committee for which you will receive an additional fee of £7,500 per year. I would also like to confirm your continued membership of the Audit and Nominations Committees. The Company will reimburse you for all reasonable expenses you may incur on Company business.

You may on occasion consider that you need professional advice in the furtherance of your duties as a director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisors at the Company’s expense. Should this arise, please would you contact Emma in the first instance who will be able to explain to you the procedure under which directors may obtain such independent advice.

In the event that you cease to be a director for any reason (including resignation), you would be entitled to any accrued but unpaid director’s fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable. Notwithstanding the provisions of the Articles, it is the Company’s general policy that Non-Executive Directors retire around age 70.

Please sign and return the attached copy of this letter to signify your willingness to continue to act and your acceptance of the terms set out above.

If you have any questions regarding your continued appointment or the changes to your terms that we are proposing above, please contact Emma.

I am grateful for your continued commitment to the Company.

Yours truly,

/s/ Richard Giordano

12 February 2003

Mr K A V Mackrell

Dear Keith,

Following discussions at the Nominations Committee meeting and the Board meeting in December 2002, I am writing to confirm the renewal of your appointment as Deputy Chairman, BG Group plc.

Your current appointment will continue until the Annual General Meeting (AGM) on 22 April 2003, at which time you will automatically retire under the provisions of the Company’s Articles of Association and offer yourself for re-election by shareholders for a period of three years. This follows your election by shareholders at the AGM in 2000. As we have agreed, assuming that you are re-elected at this AGM, your appointment will then run for a period of one year from that date and will be renewed subject to mutual agreement and the recommendation of the Nominations Committee.

As a Non-Executive Director you will be paid a fee of £35,000 per year. As Deputy Chairman and the designated Senior Independent Director you will be paid an additional fee of £50,000 per year. I would also like to confirm your continued membership of the Audit and Remuneration Committees. The Company will reimburse you for all reasonable expenses you may incur on Company business.

You may on occasion consider that you need professional advice in the furtherance of your duties as a director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisors at the Company’s expense. Should this arise, please would you contact Emma in the first instance who will be able to explain to you the procedure under which directors may obtain such independent advice.

In the event that you cease to be a director for any reason (including resignation), you would be entitled to any accrued but unpaid director’s fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable.

Please sign and return the attached copy of this letter to signify your willingness to continue to act and your acceptance of the terms set out above.

If you have any questions regarding your continued appointment or the changes to your terms that we are proposing above, please contact Emma.

I am grateful for your continued commitment to the Company.

Yours truly,

/s/ Richard Giordano

12 February 2003

Dame Stella Rimington

Dear Stella,

Following discussions at the Nominations Committee meeting and the Board meeting in December 2002, I am writing to confirm the renewal of your appointment as a Non-Executive Director.

Your current appointment will continue until the Annual General Meeting (AGM) on 22 April 2003, at which time you will automatically retire under the provisions of the Company’s Articles of Association and offer yourself for re-election by shareholders for a period of three years. This follows your election by shareholders at the AGM in 2000. Assuming that you are re-elected at this AGM, your appointment will then run for a period of three years from that date.

As a Non-Executive Director you will be paid a fee of £35,000 per year. I would also like to confirm your continued membership of the Audit, Remuneration and Nominations Committees. The Company will reimburse you for all reasonable expenses you may incur on Company business.

You may on occasion consider that you need professional advice in the furtherance of your duties as a director. In exceptional circumstances, it may be appropriate for you to seek advice from independent advisors at the Company’s expense. Should this arise, please would you contact Emma in the first instance who will be able to explain to you the procedure under which directors may obtain such independent advice.

In the event that you cease to be a director for any reason (including resignation), you would be entitled to any accrued but unpaid director’s fees, calculated on a daily basis according to the number of days that you have served during the monthly payment period. No other compensation would be payable. Notwithstanding the provisions of the Articles, it is the Company’s general policy that Non-Executive Directors retire around age 70.

Please sign and return the attached copy of this letter to signify your willingness to continue to act and your acceptance of the terms set out above.

If you have any questions regarding your continued appointment or the changes to your terms that we are proposing above, please contact Emma.

I am grateful for your continued commitment to the Company.

Yours truly,

/s/ Richard Giordano

18th September 2002

Sir Robert Wilson

Dear Bob,

I am delighted that you have agreed to serve on our Board as a Non-Executive Director. The formal terms of your appointment are as set out below.

Subject to formal Board approval, the appointment will take effect from 19th September 2002 and is subject to re-election by shareholders at the Company’s AGM next April. It will run initially for three years and may then be renewed if both you and the Board agree, subject to re-election at subsequent AGMs in the normal way. Notwithstanding the provisions of the Articles of Association, it is the Company’s general policy that Non-Executive Directors retire around age 70.

The fee is at present £35,000 per annum plus an additional sum of £7,500 for Directors who serve as Chairman on any committees of the Board. The amount is paid monthly. The Company will reimburse you for any expenses you incur in performing your duties and these should be claimed through the Company Secretary, Emma Nichol.

I would like to invite you to serve on the Audit Committee of the Board. The Board itself meets around 8/9 times per annum and I enclose details of the remaining meetings and other relevant events for 2002, those scheduled for 2003 and those provisionally agreed for 2004.

I enclose for your information a copy of the draft announcement of your appointment which we plan to issue on Thursday, 19th September 2002. Emma will be in touch with you shortly to deal with the other formalities relating to your appointment and to brief you on any other matters of interest.

In the meantime, I would be grateful if you could sign and return a copy of this letter to indicate your willingness to act.

I very much look forward to you joining us.

Yours truly,

/s/ Richard Giordano